Exhibit 99.1 Investor Presentation CJS Securities Investor Conference

Safe Harbor Statement Certain statements contained within this release are considered forward-looking under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties including, but not limited to, the risk that any projections or guidance, including revenues, margins, earnings, or any other financial results are not realized, uncertainties related to the future impact of federal tax reform, the outcome of a governmental review of our subcontractor reporting practices, adverse changes in the global economic conditions, significant volume reductions from key contract customers, significant reduction in customer order patterns, financial stability of key customers and suppliers, and availability or cost of raw materials. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company's Form 10-K filing for the fiscal year ended June 30, 2017 and other filings with the Securities and Exchange Commission. 1

Who We Are Kimball International, Inc. creates design driven, innovative furnishings sold through our family of brands: Kimball, National, and Kimball Hospitality. Our diverse portfolio offers solutions for the workplace, learning, healing, and hospitality environments. Dedicated to our Guiding Principles, our values and integrity are evidenced by public recognition as a highly trusted company and an employer of choice. “We Build Success” by establishing long-term relationships with customers, employees, suppliers, shareowners, and the communities in which we operate. We are committed to sales growth, profitability and return on capital that is among the best in each of our markets. 2

Why Invest in Us • Size and Focus Enabling Response to Changing Market • Design Driven New Products Fueling Growth • Strong Return on Capital Relative to Competitors • Capital Available for Accelerated Growth 3

Office Furniture New Products 21 New Products Introduced So Far This Fiscal Year 20 New Products Introduced Last Fiscal Year 4

Sales Diversification (1) Finance 10% Commercial Government 30% 12% Education 12% Hospitality Healthcare 24% 12% _____________________ (1) Unaudited. Based Fiscal Year to Date as of Q3’18. 5

Financial Performance ($ in millions) $669.9 $635.1 8.2% $600.9 6.4% $543.8 $500.0 4.8% 1.6% -1.4% FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 Net Sales Adjusted Pro Forma Operating Income from Continuing Operations Percentage of Net Sales (1) (1) Unaudited. Adjusted Pro Forma Operating Income from Continuing Operations. See Appendix for Non-GAAP reconciliation. 6

Order Trend Relative to Office Furniture Market Price increase on April 1, 18% 2017 pulled orders forward Without the prior to Q3. Without this effect, year price increase estimated orders would effect, April orders 13% have been up 12% in were up Q3’17 and 4% in Q4’17. approximately 11%. 8% 7% 6% 6% 6% 4% 4% 2% 3% 3% 1% 1% 3% 0% 0% -1% -1% -1% -2% -2% -5% -9% Without the prior year price increase effect, Q3’18 orders are down approximately 4%. (3) Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 (2) Kimball Int'l (excluding Hospitality vertical)(1) Office Furniture Industry (BIFMA) (1) Sales and order data are not available for the Hospitality furniture industry (BIFMA industry data excludes Hospitality furniture). Therefore, to get a comparable industry comparison, sales and orders for the Hospitality vertical are excluded from the Kimball International numbers presented in this graph. (2) Calculated using monthly year over year % growth reported by BIFMA for the U.S. Commercial Furniture Market. (3) BIFMA Q3’18 computed based upon January, February & March average. 7

Operating Income $7 million savings in FY’19 expected from lean initiatives to address cost challenges 10.0% Fiscal Year Quarterly (2) 9.4% (3) 9.0% 9.0% 8.0% 8.2% 7.2% (4) 7.0% 6.9% 6.4% 6.0% Mix shift to lower 5.4% 5.0% margin products, 4.8% transportation cost 4.0% increases and higher Q3 seasonal discounting decline in sales 3.0% contributing to lower weighs on operating income operating income 2.0% margin 1.6% 1.0% 0.0% 2013 2014 2015 2016 2017 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 -1.0% -1.4% -2.0% Adjusted Pro Forma Operating Income from Continuing Operations Percentage of Net Sales (1) Series 2 _____________________ (1) Unaudited. See Appendix for Non-GAAP reconciliation. (2) Includes pre-tax gain of $1.2 million on sale of land which had 70 basis point favorable impact on Q4’17 percent. (3) Includes pre-tax gain of $0.4 million on sale of excess land partially offset by $0.3 million acquisition costs related to D’style. (4) Includes pre-tax gain of $1.7 million on sale of administrative building offset by $0.4 million acquisition costs related to D’style. 8

Adjusted Return on Capital(1) 21.5% 17.5% 17.7% 9.8% FY'15 FY'16 FY'17 FYTD Q3'18 Adjusted Return on Capital _____________________ (1) Unaudited. See Appendix for Non-GAAP reconciliation. 9

Capital Available for Growth ($ in millions) Capital Expenditures Priorities for Capital Allocation $20.3 • Reinvestment for growth • Stock buy back offsetting dilution • Dividends comparable to peers • Acquisitions • Stock buy back if excess capital $6.6 $5.6 $4.4 $3.7 Q4'17 Q1'18 Q2'18 Q3'18 Trailing 4 Qtrs Fiscal Year Dividends and Share Repurchases Quarterly Dividends and Share Repurchases $11.3 $8.7 $6.7 $6.6 $1.7 $7.5 $7.5 $7.7 $8.3 $9.0 $0.1 $0.1 $2.3 $2.3 $2.6 $2.6 $2.6 FY'13 FY'14 FY'15 FY'16 FY'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Dividends Declared (1) Share Repurchases (2) Dividends Declared (1) Share Repurchases (2) _____________________ (1) Includes total Class A and Class B dividends declared. (2) Accrual basis 10 Note: All periods presented above are unaudited

Free Cash Flow(1) ($ in millions) 25 $21.2 20 15 $10.7 10 $7.3 5 $2.8 $0.4 0 Q4'17 Q1'18 Q2'18 Q3'18 Trailing 4 Qtrs _____________________ (1) Unaudited. See Appendix for Non-GAAP reconciliation. 11

Appendix

# Non-GAAP Reconciliation (Unaudited)

| Millions $ | 2013 | 2014 | 2015 | 2016 | 2017 |
|---|---|---|---|---|---|
| Operating Income from Continuing Operations | -$10.6 | $1.9 | $17.3 | $33.5 | $56.6 |
| Add: Spin Cost – Included in SGA | | $1.5 | $3.2 | | |
| Add (Deduct): Restructuring | | | $5.3 | $7.3 | -$1.8 |
| Adjusted Operating Income from Continuing Operations | -$10.6 | $3.4 | $25.8 | $40.8 | $54.8 |
| Adjusted Operating Income from Continuing Operations as a % of Sales | -2.1% | .6% | 4.3% | 6.4% | 8.2% |
| Add: Employee Retirements – Included in SGA (1) | $5.0 | $6.8 | $3.3 | | |
| Add: Other Non-operational – Included in SGA (2) | | -$.5 | | | |
| Adjusted Pro Forma Operating Income from Continuing Operations before External Reverse Synergies | -$5.6 | $9.7 | $29.1 | $40.8 | $54.8 |
| Deduct: External Reverse Synergies (3) | -$1.3 | -$1.2 | -$0.4 | | |
| Adjusted Pro Forma Operating Income from Continuing Operations (3) | -$6.9 | $8.5 | $28.7 | $40.8 | $54.8 |
| Adjusted Pro Forma Operating Income from Continuing Operations as a % of Sales | -1.4% | 1.6% | 4.8% | 6.4% | 8.2% |

(1) Estimated cost associated with the retirement and separation of people due to spin. Costs include that for salary, incentive compensation, performance shares, retirement contribution, and payroll tax.
(2) Includes: pre-tax airplane write-off $1.2M and gain from sale of idle property of $1.7M in FY'14.
(3) Adjusted pro forma operating income includes external reverse synergies representing estimated increases to the cost structure necessitated by the split into two companies. For example, pre-spin Kimball had one board of directors, and such costs were allocated to Furniture and Electronics. Post spin, there are two boards with each company experiencing a cost increase merely because of the separation. Other examples include IT expenditures and certain insurance cost among others. The $1.3M per year reflected in the table above is a mid-point of a range estimated to be from $1.0M to $1.5M adjusting the adjusted pro forma operating income from continuing operations to reflect this estimated increase in cost structure post spin. In addition to external cost, internal reverse synergy cost also exist and are embedded in the calculation of Operating income from continuing operations reducing income. Different than external cost, these costs do not have to be separately deducted in this reconciliation because by way of the discontinued operation calculation this cost increase remains within the computed Operating Income from continuing operations. As an example for this type of cost, pre-spin Kimball had an SEC financial reporting function, and such costs were allocated to Furniture and Electronics. Post spin, there are two separate functions experiencing a cost increase as it takes more resource to perform this function for two separate companies than one. This cost increase is estimated to be $500k to $1M. So in total, it is estimated that reverse synergy cost will increase cost structure post spin by $1.5 to $2.5M per year as already reflected in the adjusted results included in the reconciliation above.

Note: We had formerly excluded Supplemental Employee Retirement Plan (SERP) expense from adjusted pro forma operating income. We are no longer excluding SERP because it does not have a material impact on the trend of operating income. The annual amounts of SERP expense now included in adjusted pro forma operating income are $1.7M in FY'13, $2.6M in FY'14, and $0.6M in FY'15, $0.0 in FY'16 and $1.2M in FY'17.

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Kimball International | Kimball | NATIONAL | Kimball Hospitality | We Build Success

Non-GAAP Reconciliation (Unaudited) Millions $ FY’15 FY’16 FY’17 FYTD’18 Adjusted Operating Income – See prior slide $28.7 $40.8 $54.8 $36.5 Median Effective Income Tax Rate for Trailing Four Quarters 50.5% 37.3% 35.1% 33.4% Median Income Tax Expense $14.5 $15.2 $19.2 $12.2 Net Operating Profit After-Tax (NOPAT) $14.2 $25.6 $35.6 $24.3 Average Capital (Total Equity plus Interest-Bearing Total Debt) (1) $145.0 $145.9 $165.1 $182.8 Adjusted Return on Capital (annualized) 9.8% 17.5% 21.5% 17.7% Millions $ Q3’17 Q4’17 Q1’18 Q2’18 Q3’18 Operating Cash Flow, as reported $17.6 $15.1 $7.0 $8.4 $11.0 Total Capital Expenditures -$2.4 -$4.4 -$6.6 -$5.6 -$3.7 Free Cash Flow $15.2 $10.7 $0.4 $2.8 $7.3 (1) Includes Cash And Investments 14